Exhibit 4.3
Common Stock Purchase Warrant
                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------
                   National Beauty Corp., a Nevada corporation
                         Expiration Date: _______, 2005

                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------
                   National Beauty Corp., a Nevada corporation
                         Expiration Date: _______, 2005

No.  ______

Warrant for subscription to purchase $.001 par value common stock of National Beauty Corp., a Nevada corporation (the "Company") as set forth more fully in that certain Warrant Agreement dated _________, 2002 between the Company and the Warrant Agent.

This is to certify that the holder named below, or assigns, is entitled to subscribe, at the rate of Twenty-Five Cents ($.25) per share, for _____________________ shares of $.001 par value common stock of the Company upon the following conditions:

The right of subscription can be exercised only by the surrender of this warrant, with the form of subscription on the reverse side hereof duly signed, at the office of the Company wherever located or at the principal place of business of the Company in the State of Florida, as shown from time to time by the records of the Nevada Secretary of State, accompanied by cash or certified funds in payment for said subscription at the rate of Twenty Five Cents ($.25) per share, whereupon the subscriber will become entitled to the issuance of a certificate or certificates for the shares of said stock so subscribed and paid for.

If said right of subscription is not exercised in the manner above provided this warrant shall become and be wholly void and of no value, and the right of subscription evidenced hereby shall wholly cease and terminate.

This warrant may be transferred on surrender of this warrant, properly endorsed using the form of assignment on the reverse hereof, and is divisible on surrender, at either of said offices of the Company, in which case a new warrant or warrants will be issued.

On the reverse side hereof are two forms: (1) A form of subscription, to be executed by the shareholder named below or the shareholder's assignee; and (2) A form of assignment, to be executed by such shareholder if the shareholder wishes to assign the right to subscribe.

Dated:  ____________,  2002

National  Beauty  Corp.,
a  Nevada  corporation



By:  __________________
Name:  Edward  Roth
Title:  President
Name  &  Address  of  Holder

                 (Reverse Side of Common Stock Purchase Warrant)

                             SUBSCRIPTION AGREEMENT
        (Do not execute the assignment if you execute this subscription.)

Payment  Should  Accompany  This  Subscription  Agreement.
Make  Checks  Payable  to  National  Beauty  Corp.,  a  Nevada  corporation

Date  _______________.

National  Beauty  Corp.,  a  Nevada  corporation:

The  undersigned  hereby  subscribes  for  the  stock  covered  by this warrant.

Subscriber's  signature:  _____________________
Printed  name  in  full:  _______________________
Telephone  Number:  _______________________

Mailing  address  for  stock  certificate  unless  otherwise  ordered.
______________________
______________________
______________________

                                   ASSIGNMENT
        (Do not execute this assignment if you execute the subscription)

National  Beauty  Corp.,  a  Nevada  corporation:

Date  _______________.

For value received the rights described in this warrant, together with all right, title and interest therein, are hereby assigned to ____________________________________________ [Name],
_____________________________________________________________________ [Address].

Signature  of  holder:  ___________________________________
Printed  name  in  full:  __________________________________


Witness:  _____________________

THE  SECURITIES  REPRESENTED  BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.